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                                                                    Exhibit 10.5

                         INTERNATIONAL SUPPLY AGREEMENT
                         ------------------------------

     THIS AGREEMENT entered into effective as of the 24/th/ day of November, 2003 (the "Effective Date"), between United Agri Products, Inc., a Delaware corporation ("Seller") and ConAgra Foods, Inc., a Delaware corporation ("ConAgra Foods").

RECITALS:
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     (a)  Pursuant to a purchase and sale agreement dated October 29, 2003, between ConAgra Foods and UAP Holding Corp. (the "PSA"), ConAgra Foods disposed of its controlling interest in Seller.

     (b) ConAgra Foods owns or controls certain non-U.S. entities which are engaged in the marketing, distribution and sale of agricultural chemical products (the "ConAgra Distribution Companies").

     (c)  Seller manufactures and sells a line of agricultural products.

     (d) The ConAgra Distribution Companies have marketed, distributed and sold products manufactured and sold by Seller in their respective areas of operation and in other areas and desire to continue such marketing, distribution and sale of products manufactured and sold by Seller for a period of at least one year from the Effective Date.

     (e) Seller desires the ConAgra Distribution Companies to continue to market, distribute and sell products manufactured by Seller in their respective areas of operation and in other areas for a period of at least one year from the Effective Date.

AGREEMENT:
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     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties agree as follows:

     1. Definitions. Unless the context requires otherwise, as used in this Agreement, certain words have the meanings as follows:

     (a) "ConAgra Distribution Companies" - shall mean the companies listed on Exhibit "A" of this Agreement.

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     (b)  "Territories" - shall mean the territories and/or customers, other than in United States and Canada, served by each of the ConAgra Distribution Companies prior to the Effective Date and territories, other than in United States and Canada, containing one or more Direct Customers.

     (c) "Direct Customers" - shall mean those customers, other than in the United States and Canada, that purchased Products during the two (2) year period prior to the Effective Date.

     (d) "Products" - shall mean any agricultural chemical products manufactured or sold by Seller (or any sub-contractor, affiliate or subsidiary of Seller) during the term of this Agreement.

     (e) "Pre-existing Transfer Price, Terms and Conditions" - shall mean the terms and conditions, including price, applicable to sales by Seller of Products to any of the ConAgra Distribution Companies immediately prior to the Effective Date.

     2. Term. The initial term of this Agreement shall commence on the Effective Date and shall continue in full force and effect for a period of one
(1) year. This Agreement shall automatically renew for a second one year term unless either party gives the other party not less than sixty (60) day's written notice prior to the end of the initial term of this Agreement of its intention not to renew.

     3.   Quantity.

     A. Seller shall sell to each of the ConAgra Distribution Companies any and all Products as such ConAgra Distribution Company might order consistent with section 7 hereof, at Pre-existing Transfer Price, Terms and Conditions.

     B. Seller shall sell to each Direct Customer any and all Products ordered by such Direct Customers at prices established for such Products by Seller after consultation with the ConAgra Distribution Companies (the "Direct Customer Prices"). Such Products shall be ordered directly by the Direct Customers from Seller, and shipped to the Direct Customers by Seller.

     4. Payment Terms. Each payment due from a ConAgra Distribution Company for Products purchased by the ConAgra Distribution Company hereunder shall be paid within thirty (30) days from the date of such ConAgra Distribution Company's receipt of each invoice, or such other terms as may be mutually agreed to by such ConAgra Distribution Company and the Seller. If a ConAgra Distribution Company fails to pay when due any amount owed to Seller under this Agreement, a service charge will be imposed by Seller equal to the greater of one and one-half percent (1 1/2%) per month or the highest rate permitted by law on the outstanding amount for each monthly portion thereof that such amount is overdue.

     5. Direct Customer Sales. No later than the thirtieth (30/th/) day of each calendar month during the Term of this Agreement, Seller shall pay to ConAgra Foods or its designee the difference between (i) the amount paid to Seller by Direct Customers during the preceding

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calendar month for Products, and (ii) the cost of such Products if purchased by a ConAgra Distribution Company at Pre-existing Transfer Price, Terms and Conditions.

     The ConAgra Distribution Companies and ConAgra Foods shall have no obligations with respect to the purchase of Products by Direct Customers except to (i) market the Products to the Direct Customers, and (ii) consult with Seller regarding the Direct Customer Prices.

     6. Covenants. During the Term of this Agreement, each of the parties covenants as follows:

     (a) ConAgra Foods covenants that each of the ConAgra Distribution Companies shall purchase Products only for resale within such ConAgra Distribution Company's Territory, or arrange sale of Products only to the Direct Companies.

     (b) Seller covenants that it will not sell Products within any of the ConAgra Distribution Companies' Territories nor to any third party that Seller knows or has reason to know will resell such Products within any of the ConAgra Distribution Companies' Territories.

     7.   Schedules.

     7.1 Shipping Schedule. During the term of this Agreement, each ConAgra Distribution Company shall, not later than June 1 and December 1 of each Year, provide Seller with an itemized monthly shipping schedule for the Products covering its anticipated purchases of Products for the following six (6) Months ("Estimates"). Each ConAgra Distribution Company shall use its commercially reasonable efforts to update such Estimates monthly.

     7.2 Order Placement. Detailed orders for shipments of Products are to be placed by the ConAgra Distribution Companies with Seller consistent with past practices.

     8. Deliveries. Title and risk of loss shall pass to the buying ConAgra Distribution Company at the delivery location agreed upon by the parties in the applicable purchase order. Products shall be shipped in a manner suitable to protect and preserve the Products. All purchase orders shall be governed by Incoterms 2000.

     9.   Warranties.

     (a) Seller warrants that the Products covered by this Agreement will meet the specifications for such Products as reflected on Seller's then current Product data sheets, that Seller will convey good title thereto, and that such Products shall be delivered free from any lawful security interest or encumbrance.

     (b) EXCEPT AS SET FORTH IN SECTION 8(a) ABOVE, NEITHER SELLER NOR ANY MANUFACTURER OR OTHER SELLER (OR ANY AGENT ON THEIR BEHALF, SUCH AGENTS HAVING NO AUTHORITY IN SUCH RESPECT), MAKES ANY WARRANTIES, GUARANTEES, OR REPRESENTATIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, OR

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          BY USAGE OF TRADE, STATUTORY OR OTHERWISE, WITH REGARD TO THE
          PRODUCTS SOLD, OR THE USE OF THE PRODUCTS, INCLUDING, BUT NOT LIMITED TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, USE OR ELIGIBILITY OF THE PRODUCTS FOR ANY PARTICULAR TRADE USAGE, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

     (c) UNINTENDED CONSEQUENCES MAY RESULT FROM THE USE OR APPLICATION OF THE PRODUCTS DUE TO, BUT NOT LIMITED TO, SUCH FACTORS AS PRESENCE OF OTHER MATERIALS, OR THE MANNER OF USE OR APPLICATION, ALL OF WHICH ARE BEYOND THE CONTROL OF SELLER OR MANUFACTURER. IN NO CASE SHALL SELLER OR MANUFACTURER BE LIABLE FOR CONSEQUENTIAL, SPECIAL, OR INDIRECT DAMAGES RESULTING FROM THE USE OR HANDLING OF THE PRODUCTS. ALL SUCH RISKS SHALL BE ASSUMED BY BUYER AND BY THE ULTIMATE CONSUMER.

     (d) Each ConAgra Distribution Company that purchases Products will be deemed to have assumed all risks and liabilities whatsoever resulting from transportation, handling, storage, use, and disposal of the Products after delivery of the Products, whether such Products are used singly or in combination with other substances.

     (e) Notwithstanding any other provisions of this Agreement, ConAgra Foods agrees that, if so requested by Seller in advance, to cause any ConAgra Distribution Company to return to Seller any Products that are, or are claimed to be, damaged or defective, or otherwise to dispose of such Products as Seller may direct.

     (f) Except as otherwise expressly provided in this Agreement, no claim of any kind whatsoever, whether arising in contract, tort, negligence, breach of warranty, strict liability, or under any other legal theory, as to Products delivered or for non-delivery of Products shall be greater in amount than the purchase price of the Products with respect to which damages are claimed, and Seller's sole liability to ConAgra Foods or to any ConAgra Distribution Company, if any, and the sole remedy in respect of any such claim, shall in no event exceed such purchase price. Seller may satisfy any such liability at its option either by (i) replacing such Products, or (ii) refunding to such buyer (by cash or credit) the purchase price of such Products.

     (g) Under no circumstances shall either party or their respective affiliates be liable to the other party for consequential, incidental, special or indirect damages.

     (h) Any advice furnished by Seller or its agents with reference to the use of the Products is given gratis and Seller assumes no obligation or liability for the advice given or the results obtained and any such Products advice furnished by Seller shall not constitute a representation, warranty or guarantee as to any matter, all such advice being given and accepted at the risk of ConAgra Foods and the

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          ConAgra Distribution Company buying the Product or the ultimate consumers. No statements or suggestions contained in Seller's or its affiliates' literature are to be construed as inducements to infringe any patent.

     10. License. Subject to the terms and conditions of this Agreement, Seller hereby grants to each ConAgra Distribution Company that purchases Products a nonexclusive, nontransferable right to use any tradenames and trademarks associated with the Products in connection with the marketing, manufacture, distribution and/or sale of the Products.

     11. Indemnification. ConAgra Foods shall indemnify and hold Seller harmless against any liability, damage, loss, cost, or expense (including reasonable attorneys' fees) arising out of the transportation, storage, promotion, distribution, sale or use of the Products by any ConAgra Distribution Company or customers of such ConAgra Distribution Company or any negligent or willful act or omission by such ConAgra Distribution Company, including those resulting from any property damage (including, but not limited to, any kind of environmental damage or contamination or a release or spill or exposure in or to the environment or persons), personal injury (including death) to any person, including employees, servants, or agents of such ConAgra Distribution Company, except to the extent and in the proportion caused by any breach of this Agreement by Seller or the failure of any Product supplied hereunder to comply with its current data sheet.

     12. Force Majeure. Except for the obligation of any ConAgra Foods Distribution Company to pay all monies hereunder when due, neither Party nor any ConAgra Distribution Company shall be liable for any failure or delay in performance hereunder which may be due, in whole or in part, to fire; explosion; adverse weather conditions; labor difficulties (for whatever cause arising and whether or not the demands of employees are reasonable or within the party's power to grant); war, insurrection, riot, act of God or the public enemy; acts of terrorism; law, act, order, proclamation, decree, regulation, ordinance, instruction or request of government or other public authorities; order, judgment or decree of any court; delay or failure of carriers or contractors; labor shortage or inability to obtain transportation equipment, raw materials, Products, fuel, power, plant equipment or materials required for maintenance or repairs; or any contingency or delay or failure or cause of any nature beyond the reasonable control of the party, whether or not the kind hereinabove specified and whether or not any such contingency is presently occurring or occurs in the future (a "Force Majeure Event"). Seller shall exercise commercially reasonable efforts to remedy such Force Majeure Event as soon as reasonably possible, but in no event shall it be required to take any action which would result in materially increasing its cost of performance hereunder beyond the costs which it would have incurred hereunder in the absence of such Force Majeure Event. In the event that deliveries are impeded or supplies curtailed during to any such cause or causes, Seller shall have the right to apportion deliveries among its then existing customers on such basis as is equitable without liability for any failure to perform this Agreement which may result therefrom. Where any party claims an excuse for nonperformance under this Section, it must give prompt telephonic notice promptly confirmed by written notice of the occurrence and estimated duration of the Force Majeure Event to the other party; and shall give prompt written notice when the Force Majeure Event has been remedied and performance can recommence hereunder.

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     13.  Waiver. Waiver by either party of the performance of any term or condition of this Agreement by the other party shall not be construed to constitute a waiver of any other term or condition nor shall such waiver be held to be a waiver of any right to enforce such term or condition at any subsequent time during the term of this Agreement.

     14. Tax Responsibility. The buying ConAgra Distribution Company shall promptly pay and discharge any and all sales, use, excise, transportation and other similar taxes which may be imposed by foreign, federal, state or local authorities upon the sale, use or transportation of the Product delivered hereunder. In the event that Seller is required to make payment of any such tax or any penalty for delay in the payment thereof, the buying ConAgra Distribution Company shall reimburse Seller for such payment within one (1) month after the same is made.

     15. Assignment. Neither party to Agreement shall assign or delegate this Agreement or any right or duty herein (by assignment, delegation or other arrangement having similar effects, whether voluntary or involuntary or whether by operation of law or otherwise) without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Seller hereby irrevocably consents to the transfer by ConAgra Foods of its ownership interest in the ConAgra Distribution Companies to any new holding company.

     16. Termination. This Agreement may be terminated before the end of its term under the following circumstances:

     (a) The parties may agree to terminate this Agreement at any time and under any circumstances that have been mutually agreed upon in writing.

     (b) If either party or one of the ConAgra Distribution Companies breaches any material term of this Agreement, non-breaching party shall give the other party (and such breaching ConAgra Distribution Company, if applicable) a notice in writing which specifically sets out the nature and extent of the breach, and the steps that must be taken to cure the breach. After receiving such a written notice, the breaching party (and such breaching ConAgra Distribution Company, if applicable) will then have thirty (30) days (or such greater period of time as is reasonably necessary under the circumstances) to cure the breach. If the breaching party (or such breaching ConAgra Distribution Company, if applicable) does not do so, the non-breaching party will have the right to terminate this Agreement with respect to the other party, or with respect to the breaching ConAgra Distribution Company, if applicable, provided, however, that the terms of this Agreement shall remain in full force and effect with respect to all other ConAgra Distribution Companies.

     (c) If one of the parties shall become insolvent or shall take advantage of any law for the benefit of debtors or makes an assignment of assets for the benefit of its creditors or a receiver shall be appointed for it or any of its property.

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     (d)  In the event that a party to this Agreement incurs costs, expenses, and attorneys' fees in connection with protecting its rights or enforcing its remedies following a breach of this Agreement by the other party, the breaching party must reimburse the non-breaching party for all such costs, expenses, and attorneys' fees, regardless of whether or not the protection of rights or the enforcement of remedies involved judicial proceedings, arbitration proceedings, or other formal dispute resolution proceedings. The breaching party must reimburse the non-breaching party for these costs, expenses, and attorneys' fees within 10 days of receiving a reasonably detailed reimbursement claim from the non-breaching party.

     17. Notices. All notices provided for hereunder shall be given in writing and personally delivered or sent by United States Registered or Certified Mail or by facsimile to the addresses below, and shall be deemed effective for all purposes hereof on the date of delivery in the case of personal service or facsimile or on the second (2/nd/) business day following postmark, except that a notice of change of address must actually be received to be effective:


          Seller:                 United Agri Products, Inc.
                                  7521 West 4/th/ Street
                                  Greeley, CO 80634
                                  Attn: Mr. Kenny Cordell
                                  Fax: (970) 347-1560

          With a copy to:         United Agri Products, Inc.
                                  7251 West 4/th/ Street
                                  Greeley, CO 80634
                                  Attn: Legal Department
                                  Fax: (970) 347-1561

          ConAgra Foods, Inc.:    ConAgra Foods, Inc.
                                  7521 West 4/th/ Street
                                  Greeley, CO 80634
                                  Attn: David Levine
                                  Fax: (970) 347-1560


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          With a copy to:         ConAgra Foods, Inc.
                                  One ConAgra Drive
                                  Omaha, NE 68102
                                  Attn: Vice President/Controller
                                  Fax: (402) 595-4611

     18. Incorporation. This Agreement incorporates all the understandings of the parties in regard to the subject matter hereof and supersedes all prior negotiations or communications, however given, regarding the subject matter hereof.

     19. Amendment. This Agreement may be amended or modified only by a writing which specifically refers to this Agreement, expressly recites that it constitutes an amendment to this Agreement, and is subscribed by both parties hereto. No terms of any purchase order, order confirmation, or similar instrument shall be deemed to alter, amend or supplement the terms and conditions of this Agreement.

     20. Headings. The section, subsection and paragraph headings in this Agreement are for convenience only and shall not be considered in the interpretation or construction of any provision of this Agreement.

     21. Governing Law. This Agreement, its interpretation, performance and enforcement, shall be governed by the laws of the State of Delaware, United States of America.

                            [Signatures on next page]


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

CONAGRA FOODS, INC.                       UNITED AGRI PRODUCTS, INC.


By:        /s/ Patrick K. Koley           By:        David Bullock
     ---------------------------------         ---------------------------------
Its:       Authorized Signatory           Its:       Authorized Signatory
     ---------------------------------         ---------------------------------


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                                   EXHIBIT "A"
                                   -----------


                         CONAGRA DISTRIBUTION COMPANIES


United Agri Products Argentina S.R.L.
United Agri Products (Bolivia) S.R.L.
ConAgra International Comercial y Agricola
United Agri Products Chile S.A.
Phyto Service S.A.
Agridyne S.A.
UAP Mexico, S.A. de C.V.
UAP Agro Chemical Kwa - Zulu Natal (Pty.) Limited
UAP Crop Care (Pty.) Ltd.
United Agri Products Limited
Loveland Industries Limited
Newman Agrochemicals Ltd
Loveland Limited


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